Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Morgan Stanley Private Markets and Alternatives Fund of our report dated April 1, 2026, relating to the financial statements of Morgan Stanley Private Markets and Alternatives Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 23, 2026